Exhibit 99.1

BANDAG, INCORPORATED 2004 STOCK GRANT AND AWARDS PLAN
RESTRICTED STOCK AWARD AGREEMENT
FOR NON-EMPLOYEE DIRECTORS

        You have been selected to be a Participant in the Bandag, Incorporated 2004 Stock Grant and Awards Plan (the “Plan”), as specified below:

Participant:

Date of Award:

Number of Shares of Restricted Stock Awarded:

Lapse of Restrictions Date:

        THIS RESTRICTED STOCK AWARD AGREEMENT (this “Agreement”), effective as of the Date of Award set forth above, represents the award of Restricted Stock of Class A Common Stock (the “Shares of Restricted Stock”) by Bandag, Incorporated, an Iowa corporation (the “Company”), to the Participant named above, pursuant to the provisions of the Plan.

        The Plan provides a complete description of the terms and conditions governing the Shares of Restricted Stock. If there is any inconsistency between the terms of this Agreement and the terms of the Plan, the Plan’s terms shall completely supersede and replace the conflicting terms of this Agreement. All capitalized terms shall have the meanings ascribed to them in the Plan, unless specifically set forth otherwise herein. The parties hereto agree as follows:

        1.    Service as Director. The Shares of Restricted Stock granted hereunder are awarded on the condition that the Participant remains as a director of the Company from the Date of Award through (and including) the Lapse of Restrictions Date, as specified above (this time period is referred to herein as the “Restriction Period”).

        However, neither such condition nor the award of the Shares of Restricted Stock shall impose upon the Company any obligation to nominate or retain the Participant as a director for any given period.

        2.    Removal of Restrictions. Except as may otherwise be provided herein and in the Plan, the Shares of Restricted Stock awarded pursuant to this Agreement shall become freely transferable by the Participant upon the Lapse of Restrictions Date set forth above. The stock certificates issued in respect of Shares of Restricted Stock shall be registered in the name of the Participant and shall be deposited in a bank designated by the Committee. The Grant of Shares of Restricted Stock is conditioned upon the Participant endorsing in blank a stock power for the Shares of Restricted Stock. Once the Shares of Restricted Stock are no longer subject to any restrictions, the Participant shall be entitled to receive Share certificates representing the Shares of Restricted Stock granted to the Participant for which such restrictions have lapsed.

        3.    Voting Rights and Dividends. During the Restriction Period, to the extent applicable, the Participant may exercise full voting rights and is entitled to receive any or all dividends and other distributions paid with respect to the Shares of Restricted Stock while they are held, as determined by the Committee. If any such dividends or distributions are paid in shares of Common Stock or Class A Common Stock of the Company, such shares shall be subject to the same restrictions on transferability as are the Shares of Restricted Stock with respect to which they were paid.

        4.    Termination of Service Due to Death, Disability, or Retirement. In the event the service of the Participant as a director is terminated due to death, disability, or retirement after age 60 with at least ten years of continuous service as a director of the Company prior to the Lapse of Restrictions Date, all Shares of Restricted Stock then unvested shall immediately vest one hundred percent (100%), and thereafter such shares shall be freely transferable by the Participant, subject to applicable federal and state securities laws.

        5.    Termination of Service for Other Reasons. In the event the service of the Participant as a director of the Company is terminated for any reason other than those reasons set forth in Section 4 prior to the lapse of Restrictions Date, the Participant shall forfeit the Shares of Restricted Stock as of the Participant’s date of termination as a director; provided, however, that the Committee, in its sole discretion, shall have the right to permit the vesting of all or any portion of the unvested Shares of Restricted Stock held by the Participant at the time of such termination, subject to such terms as the Committee, in its sole discretion, deems appropriate.

        6.    Change in Control. Upon a Change of Control, the provisions of Section 17 of the Plan, as amended or supplemented, shall apply.

        7.    Nontransferability. During the Restriction Period, Shares of Restricted Stock awarded pursuant to this Agreement may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated (“Transfer”), other than by will or the laws of descent and distribution or pursuant to Section 9 of this Agreement. If any Transfer, whether voluntary or involuntary, of Shares of Restricted Stock is made, or if any attachment, execution, garnishment, or lien shall be issued against or placed upon the Shares of Restricted Stock, the Participant’s right to such Shares of Restricted Stock shall be immediately forfeited by the Participant to the Company, and this Agreement shall lapse.

        8.    Recapitalization. In the event there is any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event that affects the Shares, the provisions of Section 17 of the Plan, as amended or supplemented, shall apply.

        9.    Beneficiary Designation. The Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Agreement is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Stock Plan Administrator during the Participant’s lifetime. If no such beneficiary designation is in effect at the time of the Participant’s death, or if no designated beneficiary survives the Participant or if such designation conflicts with law, then the Participant’s estate shall be entitled to receive the Shares of Restricted Stock following the death of the Participant. If the Committee is in doubt as to the right of any person to receive the Shares of Restricted Stock, then the Company may retain the Shares of Restricted Stock, without liability for any interest thereon, until the Committee determines the person entitled thereto, or the Company may deliver the Shares of Restricted Stock to any court of appropriate jurisdiction, and such delivery shall be a complete discharge of the liability of the Company therefor.

        10.    Administration. This Agreement and the rights of the Participant hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Plan. It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which shall be binding upon the Participant. Any inconsistency between the Agreement and the Plan shall be resolved in favor of the Plan.

        11.    Continuation of Service as Director. This Agreement shall not confer upon the Participant any right to continuation of service as a director, nor shall this Agreement interfere in any way with the Company’s right to cease or refuse to nominate the Participant for a stated term as a director of the Company, and the rules set forth in Section 18(b) of the Plan, as amended and supplemented, shall apply.

        12.    Miscellaneous.

    (a)        The Participant agrees to take all steps necessary to comply with all applicable provisions of federal and state securities and tax laws in exercising his or her rights under this Agreement.

            (b)        This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

            (c)        All obligations of the Company under the Plan and this Agreement, with respect to the Shares of Restricted Stock shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase of all or substantially all of the business and/or assets of the Company, or the result of a merger, consolidation or otherwise.

            (d)        This Agreement will be construed in accordance with and governed by the laws of the State of Iowa, without reference to any conflict of law principles. The parties agree that the exclusive venue for any legal action or proceeding with respect to this Agreement, or for recognition and enforcement of any judgment in respect of the Plan, any Award or this Agreement, shall be a court sitting in the County of Muscatine, or the Federal District Court for the Southern District of Iowa sitting in the County of Scott, in the State of Iowa, and further agree that any such action may be heard only in a “bench” trial, and any party to such action or proceeding shall agree to waive its right to assert a jury trial.

* * *

Agreement to Participate

By signing a copy of this Agreement and returning it to the Secretary of the Company, I agree to participate in the Plan, subject to all of the provisions contained therein. I understand that my right to acquire these Shares of Restricted Stock is conditioned upon my continued service as a director of the Company unless otherwise specified herein. I further understand that a copy of the Plan will be made available to me upon request to the Secretary of the Company.

___________________________________ Participant

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